Exhibit 99.1

The expenses to be incurred by CMS Energy Corporation relating to the offering of $1,000,000,000 principal amount of its 6.50% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055, under CMS Energy Corporation’s Registration Statement on Form S-3 (Registration No. 333-270060) and a related prospectus supplement filed with the Securities and Exchange Commission and dated February 18, 2025 are estimated to be as follows:

Estimated Fees

SEC Registration Fee	$153,100
Services of Independent Registered Public Accounting Firms	78,000
Trustee Fees and Expenses	15,000
Legal Fees and Expenses	95,000
Rating Agency Fees	1,915,000
Printing and Delivery Expenses	10,000
Miscellaneous Expenses	14,000
Total	$2,280,100